EXHIBIT I

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Subordinate Voting Shares without par value, of CANADA GOOSE HOLDINGS INC. will be filed on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: June 11, 2026

/s/ Jiezhong Luo
Jiezhong Luo on behalf of WBT VALUE LIMITED

Authorized Signatory
(Title)

June 11, 2026
(Date)

/s/ Jiezhong Luo
Jiezhong Luo on behalf of LUCKY SEASON LIMITED

Authorized Signatory
(Title)

June 11, 2026
(Date)

/s/ Jiezhong Luo
Jiezhong Luo on behalf of LUCKY SEASON TRUST

Authorized Signatory
(Title)

June 11, 2026
(Date)

/s/ Jiezhong Luo
Jiezhong Luo on behalf of Zheyu Huang

Authorized Signatory
(Title)

June 11, 2026
(Date)